UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2006
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
      Western Digital Corporation (the “Company”) announced today that a Special Committee of its Board of Directors, comprised solely of independent directors, has reported the results of its findings after the completion of a three month, company-initiated, voluntary review of its historical stock option grants. The full text of the Company’s press release is attached hereto as Exhibit 99.1 to this report.
      The Special Committee, together with independent counsel and forensic accountants, reviewed all option grants of the Company during the period from July 1, 1997 through June 30, 2006. The Special Committee’s advisors also reviewed more than 220,000 electronic documents and interviewed 35 current and former employees and directors.
      The Special Committee identified, and the Company concluded, that the appropriate measurement date for 28 option grants made on 27 separate grant dates during the period from fiscal 1998 through fiscal 2003 differed from the originally stated grant dates for such awards. Because the prices at the originally stated grant dates were, for 19 of such grants, lower than the prices on the appropriate measurement dates for such grants, the Company determined it should have recognized stock-based compensation expense and additional tax expense in its historical financial statements for these 19 grants. For the remaining 9 grants, since the prices at the originally stated grant dates were at or above the prices on the appropriate measurement dates for such grants, the Company determined that no accounting adjustment should be made for these grants.
Special Committee Findings
      Key findings from the Special Committee’s investigation include:
•	Found no evidence that anyone manipulated the grant documentation or grant dates in order to avoid compensation expense or other financial statement impacts.

•	Found no misconduct by any member of the Company’s current management team.

•	For 19 grants made during the period from fiscal 1998 through fiscal 2003, the Company’s stock price at the appropriate measurement date was higher than the price on the originally stated grant dates. As a result, the Company should have recognized stock-based compensation expense and additional tax expense in its historical financial statements for these 19 grants. Based on these findings, the Company has preliminarily determined it should have recognized approximately $21 million of stock based and tax-related expenses. The majority of these additional expenses would have been recognized by the end of fiscal 2003.

•	Approximately $13.2 million, before tax-related expenses, of these additional expenses were attributable to annual employee stock option grants made by the Compensation Committee in November 1998 and 1999 and a special employee grant made in March 2000 for which there was inadequate or no support for selection of the grant dates, and the grant dates were at a low price in the relevant period. These grants were made by unanimous written consent of the Compensation Committee of the Board.

•	The Special Committee concluded that the annual employee stock option grant made in November 1999 was intentionally dated with hindsight at a low price. While improper, no evidence was found that this action was taken to avoid compensation expense or other financial statement impacts.

•	Approximately $4.3 million, before tax-related expenses, of these additional expenses were attributable to annual employee stock option grants made in September 2001 and 2002. For these grants, acting at a meeting, the Compensation Committee approved specific grants for officers and an overall budgeted number of shares for grants to non-officers to be allocated by later management action. The allocation of awards to non-officers was not completed with finality by the grant date.

•	Approximately $1.0 million, before tax-related expenses, additional expenses were attributable to grants involving a variety of administrative errors, including errors in administration of grants to new hires and in connection with promotions, and errors in supporting documentation.
Remedial Actions and Reporting
      The Special Committee concluded that while process improvements had been made in the Company’s grant making process since 2002, additional improvements in controls and procedures over stock option grants were needed and the Special Committee made recommendations to the Board for such improvements. The Board adopted all of these recommendations and these changes are being made. In response to the Special Committee’s findings and recommendations, the Board also made a change in the composition of its Compensation and Governance Committees and to oversight of the administration of the stock option granting process. With respect to the change in the composition of the Board committees, Mr. Peter D. Behrendt, a director, will continue to serve on the Board of Directors but will no longer serve on the Compensation Committee or the Governance Committee. No other personnel changes are anticipated in response to the stock options review.
      The Company and its independent auditors are continuing to review the findings of the Special Committee as well as the recent accounting guidance published by the Securities and Exchange Commission (“SEC”). The Company has not yet determined how the accounting adjustments will be reflected in its financial statements.
      As previously reported, the Company does not anticipate a material adjustment to the fiscal 2005 and 2006 operating results included in its July 27, 2006 earnings release. The Company plans to file its Form 10-K for its fiscal year ended June 30, 2006 as promptly as practicable after concluding if any changes to its historical financial statements are required. The Company also has announced it will report financial results for its first quarter of fiscal 2007 on November 2, 2006, and it anticipates doing so in its customary fashion.
      The Company has informed the staff of the Enforcement Division of the SEC’s Pacific Regional Office of the Special Committee’s investigation and conclusions and will cooperate fully in the event of any inquiry.

Derivative Litigation
      The following purported shareholder derivative actions have been filed challenging conduct by certain of the Company’s current and former board members and officers in connection with various stock option grants:
•	Dreyfuss v. Massengill, et al., SACV 06-729 AG (RNGx), United States District Court for the Central District of California, filed August 9, 2006. The complaint asserts claims for violations of Section 14(a) of the Securities Exchange Act, breach of fiduciary duty, gross mismanagement, waste of corporate assets, unjust enrichment and breach of the duty of loyalty in connection with the Company’s option granting practices.

•	Kastella and Sakamoto v. Mercer, et al., SACV 06-868 CJC (MLGx), United States District Court for the Central District of California, filed September 14, 2006. The complaint asserts claims for breach of fiduciary duty and for violations of Section 10(b) of the Securities Exchange Act in connection with the Company’s option granting practices. The Company has been advised by plaintiffs’ counsel that the parties intend to consolidate this action with the Dreyfus action.

•	Lasker v. Massengill, et al., Case No. 06-CC-00159, Superior Court of the State of California for the County of Orange, filed August 14, 2006. The complaint asserts causes of action for breach of fiduciary duty, accounting, abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment, and rescission in connection with the Company’s option granting practices.
The Company has joined the other defendants in filing a motion to dismiss the Dreyfus and Kastella and Sakamoto actions.
* * *
The foregoing contains a forward-looking statement regarding the Company’s current anticipation that the stock option review will not result in a material adjustment to the fiscal 2005 and 2006 operating results included in its July 27, 2006 press release. This forward-looking statement is based on the Company’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statement, including risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants. For example, information may be learned and analysis may be undertaken concerning the Company’s historic stock option grants and accounting that may materially impact the Company’s financial statements or results. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof, and the Company undertakes no obligation to update this forward-looking statement to reflect subsequent events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated October 23, 2006

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation (Registrant)

	By:	/s/ Raymond M. Bukaty

Date: October 23, 2006		Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 23, 2006